UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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KURA ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KURA ONCOLOGY, INC.

3033 Science Park Road, Suite 220

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Kura Oncology, Inc., a Delaware corporation. The meeting will be held on Tuesday, June 25, 2019, at 8:30 a.m. Pacific time at the offices of Kura Oncology, Inc., 3033 Science Park Road, Suite 220, San Diego, CA 92121, for the following purposes:

1.	To elect the two Class II directors named in the accompanying proxy statement to serve for three-year terms until the 2022 Annual Meeting of Stockholders.
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.
3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors recommends a vote “FOR” for the election of both nominees for director to our Board of Directors and “FOR” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. The accompanying proxy statement contains additional information and should be carefully reviewed by stockholders.

The record date for the Annual Meeting is April 26, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Troy E. Wilson, Ph.D., J.D.
President and Chief Executive Officer

San Diego, California

April 29, 2019

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the Internet or via a toll-free telephone number by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. In addition, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Submitting a proxy card will not prevent you from attending the Annual Meeting and voting in person, if you so desire. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

KURA ONCOLOGY, INC.

3033 Science Park Road, Suite 220

San Diego, California 92121

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 25, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Kura Oncology, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Kura”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent a Notice to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 16, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second notice, on or after May 26, 2019.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 25, 2019 at 8:30 a.m. Pacific time at the offices of Kura Oncology, Inc., 3033 Science Park Road, Suite 220, San Diego, CA 92121. Directions to the Annual Meeting may be found at www.kuraoncology.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 26, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 38,184,547 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 26, 2019 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 26, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of the two Class II directors named in this proxy statement to serve for three-year terms until the 2022 Annual Meeting of Stockholders (Proposal 1); and
•

Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2).

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” both of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using the proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.
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To vote over the telephone, dial toll-free 1-866-829-5219 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your telephone vote must be received by 8:30 a.m. Pacific Time on June 25, 2019 to be counted.

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To vote through the internet, go to www.proxypush.com/KURA to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your internet vote must be received by 8:30 a.m. Pacific Time on June 25, 2019 to be counted.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Kura. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 26, 2019.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal 1, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director named in this proxy statement, and “For” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
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You may send a timely written notice that you are revoking your proxy to our Secretary at 3033 Science Park Road, Suite 220, San Diego, CA 92121. To be timely, a written notice revoking your proxy must be received by 8:30 a.m. Pacific Time on June 25, 2019.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent with respect to changing your vote.

When are stockholder proposals and director nominations due for the 2020 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 17, 2020, to the attention of our Secretary at 3033 Science Park Road, Suite 220, San Diego, CA 92121. If you wish to submit a proposal (including a director nomination) at the 2020 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Secretary between February 26, 2020 and March 27, 2020, provided that, if our 2020 Annual Meeting of Stockholders is earlier than May 26, 2020 or later than July 25, 2020, your written request must be received by our Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

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To be approved, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 must receive “For” votes from the holders of a majority of shares present in person at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 38,184,547 shares outstanding and entitled to vote. Thus, the holders of at least 19,092,274 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Description of the Merger in March 2015

On March 6, 2015, Kura Oncology, Inc., or Prior Kura, completed a reverse merger transaction, referred to throughout this proxy statement as the “Merger,” with a public shell company named Zeta Acquisition Corp. III, or Zeta. Zeta was formed in November 2007 as a vehicle to acquire a target company or business seeking the perceived advantages of being a publicly-held corporation. Prior Kura was incorporated in the State of Delaware in August 2014 to focus primarily on discovering and developing personalized therapeutics for the treatment of solid tumors and blood cancers. As a result of the Merger, Prior Kura survived as a wholly-owned subsidiary of Zeta. In connection with the Merger, Prior Kura changed its name to “Kura Operations, Inc.” and Zeta changed its name to “Kura Oncology, Inc.” In addition, on March 31, 2015, Kura Operations, Inc. merged with and into Kura Oncology, Inc., referred to throughout this proxy statement as the “Upstream Merger,” and Kura Oncology, Inc., referred to in this proxy statement as “we,” “us,” the “Company,” or “Kura,” continued as the surviving entity.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently consists of six members. There are two directors in Class II, whose term of office expires at the Annual Meeting: Robert E. Hoffman and Thomas Malley. Mr. Hoffman and Mr. Malley have been nominated for re-election at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Mr. Hoffman and Mr. Malley, each current directors of the Company, were each recommended for nomination to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, each of these nominees for director would serve for a three-year term until our 2022 Annual Meeting of Stockholders, and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors attended the 2018 Annual Meeting of Stockholders other than Mary T. Szela who was appointed to our Board of Directors subsequent to the date of our 2018 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, the two nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the two nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that either nominee will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. The Nominating and Corporate Governance Committee and the Board of Directors also seek to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, and backgrounds. To those ends, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the 2022 Annual Meeting

Robert E. Hoffman, 53, has served as a member of our Board of Directors since March 2015. Mr. Hoffman has served as Chief Financial Officer and Senior Vice President of Heron Therapeutics, Inc., a publicly-held biotechnology company, since April 2017. Prior to joining Heron Therapeutics, Inc., Mr. Hoffman served as Executive Vice President and Chief Financial Officer of Innovus Pharmaceuticals, Inc., a publicly-held pharmaceutical company, from September 2016 to April 2017. Mr. Hoffman served as Chief Financial Officer of AnaptysBio, Inc., a publicly-held biotechnology company, from July 2015 to September 2016. Mr. Hoffman was the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc., or Arena, a publicly-held biopharmaceutical company, from June 2012 to July 2015, Vice President, Finance and Chief Financial Officer of Arena from August 2011 to June 2012 and previously from December 2005 to March 2011 and in a number of roles of increasing responsibility from 1997 to December 2005. From March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer for Polaris Group, a biopharmaceutical drug company. Mr. Hoffman serves as a member of the Financial Accounting Standards Board’s Small Business Advisory Committee and the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman is also a member and a former director and President of the San Diego Chapter of Financial Executives International. Mr. Hoffman has been a member of the Board of Directors of DelMar Pharmaceuticals, Inc., a publicly-held biotechnology company, since April 2018, Aravive, Inc., a publicly-held biotechnology company, since October 2018, and ASLAN Pharmaceuticals, Inc, a publicly-held biotechnology company, since October 2018. Previously, Mr. Hoffman was a member of the Board of Directors of CombiMatrix Corporation, a publicly-held molecular diagnostics company, from 2013 to 2017, and MabVax Therapeutics Holdings, Inc., a publicly-held biopharmaceutical company, from 2014 to 2017. Mr. Hoffman holds a B.B.A. from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Hoffman’s experience in the biopharmaceutical industry, including serving on other boards of directors, and his experience in accounting and finance qualify him to serve on our Board of Directors.

Thomas Malley, 50, has served as a member of our Board of Directors since October 2015. Mr. Malley has served as President of Mossrock Capital, LLC, or Mossrock, a privately-held investment firm, since May 2007. Mr. Malley worked for Janus Mutual Funds in positions of increasing responsibility from April 1991 to May 2007. From January 1999 to May 2007, Mr. Malley served as the portfolio manager of the Janus Global Life Sciences Fund and also led the Janus Healthcare team of analysts. From 1991 to 1998 Mr. Malley served as an equity analyst for Janus covering, among others, healthcare and biotechnology stocks. Mr. Malley has been a director of BeiGene, Ltd., a publicly-held biotechnology company, since January 2016 and has also been a director of Kiniksa Pharmaceuticals Corp., a publicly-held biotechnology company, since December 2016. Previously, he served as a director of OvaScience, Inc., a publicly-held life sciences company, from 2012 to 2017, Synageva BioPharma Corp., a publicly-held biopharmaceutical company, from 2006 to 2015, until its acquisition by Alexion Pharmaceuticals, Inc., Puma Biotechnology, Inc., a publicly-held biopharmaceutical company, from 2011 to 2015, and Cougar Biotechnology, Inc., a publicly-held biopharmaceutical company, from 2007 to 2009, until its acquisition by Johnson and Johnson. Mr. Malley holds a B.S. in Biology from Stanford University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Malley’s experience in the biopharmaceutical industry, including serving on other boards of directors, and his executive experience qualify him to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2020 Annual Meeting

Steven H. Stein, M.D., 52, has served as a member of our Board of Directors since January 2017. Dr. Stein has served as Senior Vice President and Chief Medical Officer of Incyte Corporation, a publicly-held biopharmaceutical company, since March 2015. Prior to that, from May 2011 to February 2015, Dr. Stein served as Senior Vice President, U.S. Clinical Development & Medical Affairs at Novartis Oncology U.S., a healthcare company. Dr. Stein worked at GlaxoSmithKline plc as Vice President, Global Oncology, Clinical Development and also as Head of Medicines Development for Hematology and Supportive Care. Dr. Stein earned his M.D. from the University of Witwatersrand in Johannesburg, South Africa.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Stein’s experience in the biopharmaceutical industry and his executive experience qualify him to serve on our Board of Directors.

Mary T. Szela, 55, has served as a member of our Board of Directors since November 2018. Ms. Szela has served as Chief Executive Officer and President and a member of the Board of Directors of TriSalus Life Sciences (formerly Surefire Medical, Inc.), a privately-held medical device company, since January 2018. From January 2016 to November 2016, Ms. Szela served as Chief Executive Officer of Aegerion Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, and served on its Board of Directors. In November 2016, Aegerion Pharmaceuticals, Inc. merged with QLT Inc. to form Novelion Therapeutics Inc., a publicly-held biopharmaceutical company, where, until November 2017, Ms. Szela served as Chief Executive Officer and as a member of its Board of Directors. Ms. Szela served as the Chief Executive Officer of Melinta Therapeutics, Inc., a publicly-held antibiotic development company, from April 2013 to August 2015. She also served on the Board of Directors of Melinta from January 2013 to August 2015, Receptos, Inc., a publicly-held biopharmaceutical company, from June 2014 to July 2015, and Novo Nordisk, a publicly-held global healthcare company, from March 2014 to March 2017. Previously, Ms. Szela joined Abbott Laboratories in 1987 and held several leadership positions, including Senior Vice President of Global Strategic Marketing from January 2010 to May 2012 and Senior Vice

President of U.S. pharmaceuticals from September 2008 to December 2009. Prior to Abbott, Ms. Szela worked for the University of Illinois Hospital. Ms. Szela earned a B.S. in Nursing and an M.B.A. from the University of Illinois.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Szela’s extensive management experience and expertise in pharmaceutical company operations qualifies her to serve on our Board of Directors.

Directors Continuing in Office Until the 2021 Annual Meeting

Troy E. Wilson, Ph.D., J.D., 50, has served as our President and Chief Executive Officer and as the chairman of our Board of Directors since the Merger in March 2015. Dr. Wilson co-founded Prior Kura in August 2014 and served as the President and Chief Executive Officer of Prior Kura, as well as a member of Prior Kura’s Board of Directors, from August 2014 until the Upstream Merger in March 2015. Dr. Wilson served as President and Chief Executive Officer of Wellspring Biosciences, Inc., a privately-held biopharmaceutical company, and its parent company Araxes Pharma LLC from July 2012 to March 2019 and as President and Chief Executive Officer of Avidity Biosciences LLC, a privately-held biopharmaceutical company, from November 2012 to February 2019. Dr. Wilson served as the President and Chief Executive Officer and a member of the Board of Directors of Intellikine, Inc., a privately-held biopharmaceutical company, from April 2007 to January 2012 and from August 2007 to January 2012, respectively, until its acquisition by Takeda Pharmaceutical Company Limited. He has also been a member of the Board of Directors of Puma Biotechnology, Inc., a publicly-held biopharmaceutical company, since October 2013, and a member of the Board of Directors of Zosano Pharma, Inc., a publicly-held biopharmaceutical company, since June 2014. Dr. Wilson holds a J.D. from New York University and graduated with a Ph.D. in bioorganic chemistry and a B.A. in biophysics from the University of California, Berkeley.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Wilson’s experience in the pharmaceutical industry and his experience serving in executive roles and on other boards of directors qualify him to serve on our Board of Directors, including as the chairman.

Faheem Hasnain, 60, has served as a member of our Board of Directors since April 2015. Mr. Hasnain has served as Chairman of the Board of Directors of Gossamer Bio, Inc., a publicly-held biopharmaceutical company, since January 2018 and served as Chief Executive Officer from January to July 2018. He has also served as the Chairman of the Board of Directors of Mirati Therapeutics, Inc., a publicly-held biotechnology company, since February 2019. Previously, Mr. Hasnain was the President, Chief Executive Officer and on the Board of Directors of Receptos, Inc., a publicly-held biopharmaceutical company, from November 2010 until the company’s acquisition by Celgene Corporation in August 2015. Prior to that, Mr. Hasnain was the President and Chief Executive Officer and a director of Facet Biotech Corporation, a publicly-held biology driven antibody company with a focus in multiple sclerosis and oncology. He held that position from December 2008 until the company’s acquisition by Abbott Laboratories in April 2010. Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc., a publicly-held biopharmaceutical company, from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Inc., a publicly-held biotechnology company specializing in neurological disorders, autoimmune disorders and cancer, most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen, Mr. Hasnain held roles with Bristol Myers Squibb, where he was President of the Oncology Therapeutics Network, and for 14 years at GlaxoSmithKline and its predecessor organizations. He has been Chairman of the Board of Directors of Tocagen Inc., a publicly-held gene therapy company, since November 2014, and Chairman of the Board of Directors of Vital Therapies, Inc., a publicly-held biotherapeutic company, since September 2017 and a director since August 2016. From October 2010 to November 2014, he served on the Board of Directors of Ambit Biosciences Corporation, a publicly-held biopharmaceutical company, and from November 2010 to November 2014, served as Chairman of the Board of Directors. He previously served as a member of the Board of Directors of Tercica, Inc. and Somaxon Pharmaceuticals, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Hasnain’s experience in the biopharmaceutical industry, including serving on other boards of directors, and his experience serving in executive roles qualify him to serve on our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market, or Nasdaq, listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors of such company. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent auditors, the Board of Directors has affirmatively determined that all of our directors, other than Dr. Wilson, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with our company.

Board Leadership Structure

Our Board of Directors has a Chairman of the Board of Directors, Dr. Wilson, who has authority to, among other things, call and preside over Board of Directors meetings, set meeting agendas, and determine materials to be distributed to the Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors. In addition, we have a separate chair for each committee of the Board of Directors. The chairs of each committee are expected to report at least annually to the Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. We have chosen to combine the Chief Executive Officer and Chairman of the Board of Directors positions. We believe that this Board of Directors leadership structure is the most appropriate for us. Because we are a small company, it is more efficient to have the leadership of the Board of Directors in the same hands as the Chief Executive Officer. The challenges faced by us at this stage—obtaining financing and implementing our business plan—are most efficiently dealt with by one person who is familiar with both the operational aspects as well as the strategic aspects of our business. The Board of Directors does not have a lead independent director.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of Kura Oncology, Inc. at 3033 Science Park Road, Suite 220, San Diego, CA 92121. Each communication must set forth: the name and address of the stockholder on whose behalf the communication is sent and the number of our shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.kuraoncology.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Role of the Board of Directors in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least annually regarding our assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board of Directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of our business and affairs, supports this approach.

Meetings of the Board of Directors

The Board of Directors held eight meetings and acted by unanimous written consent without a meeting four times during 2018. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, respectively.

Information Regarding Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2018 for each of the committees of the Board of Directors:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Faheem Hasnain	X	X*	—
Robert E. Hoffman**	X*	X	X
Thomas Malley	X	—	X*
Steven H. Stein, M.D.	—	X	X
Mary T. Szela***	—	—	—
Total meetings in 2018	4	5	5

*	Committee Chairperson
**	Financial Expert
***	Became a member of the Board of Directors in November 2018.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•

procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	preparing the report that the SEC requires in our annual proxy statement;
•

reviewing and providing oversight of any related-party transactions in accordance with our related-party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•

reviewing our major financial, strategic, operational, regulatory and other business related risk exposures and management risks relating to data privacy, technology and information security (including cyber security and backup information systems), including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing on a periodic basis and approving changes to our investment policy, related-person transaction policy and signing authority policy; and
•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The current members of the Audit Committee are Messrs. Hoffman, Hasnain and Malley. Mr. Hoffman serves as the chair of our Audit Committee. The Audit Committee met four times during 2018. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our Board of Directors has determined that Mr. Hoffman qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered Mr. Hoffman’s formal education and the nature and scope of his experience with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Audit Committee charter can be found on our website at www.kuraoncology.com in the Corporate Governance section.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee Robert E. Hoffman, Chair Faheem Hasnain Thomas Malley

Compensation Committee

Our Compensation Committee consists of Messrs. Hasnain and Hoffman and Dr. Stein. Mr. Hasnain serves as the chair of our Compensation Committee. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the Nasdaq independence requirements. The Compensation Committee met five times and acted by unanimous written consent without a meeting two times during 2018. The Compensation Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of the Compensation Committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•

reviewing and making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our Chief Executive Officer and reviewing, determining and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our other executive officers;

•

reviewing and making recommendations to the full Board of Directors regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•

establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•

reviewing and approving (or if it deems appropriate making recommendations to the full Board of Directors regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers (other than our Chief Executive Officer);

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report on executive compensation that the SEC requires in our annual proxy statement (if any); and
•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Typically, we will plan for the Compensation Committee to meet quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee or the Board of Directors upon recommendation from the Compensation Committee, makes the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Our Compensation Committee enlists the services of a third-party company to conduct an analysis of our compensation practices compared with current market practices. In July 2017, our Compensation Committee engaged the services of Radford to review our peer group and conduct a review and analysis of our executive compensation compared with current market practices, to be used for setting 2018 executive compensation levels. The 2017 peer group was chosen based on several characteristics including: comparable stage in key product and corporate development and similar growth and performance potential. Radford reports directly to the Chair of the Compensation Committee. After considering all of the factors required by applicable Nasdaq rules, the Compensation Committee determined that Radford is independent.

Radford’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Radford. As guidelines for our executives and directors, we set target cash compensation, when considering salary and bonus potential (or retainers, in the instance of directors), and equity compensation, delivered through equity-based awards, after generally referencing the 50th percentile of compensation paid to executives and directors within our compensation peer group. We target equity compensation for our executives, delivered through equity-based awards between the 50th and 75th percentiles of equity compensation paid to executives in our compensation peer group. We believe that our emphasis on equity compensation serves to retain our executives and directors and align their interests with those of our stockholders. We also believe that generally referencing the 50th percentile in setting salary and bonus compensation and the 50th to 75th percentiles in setting equity compensation for our executives, appropriately reflects our position and performance. We may deviate from setting actual compensation levels at these target percentiles of the peer group with respect to our executives to reflect experience, performance levels and market factors as deemed appropriate by the Compensation Committee or the Board of Directors. In any given year, the Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any Named Executive Officer’s (as defined below) compensation elements or targeted total compensation and equity levels to deviate from the targeted percentile of the compensation paid to similarly situated officers employed by our peer companies.

The Compensation Committee charter can be found on our website at www.kuraoncology.com in the Corporate Governance section.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors;
•	determining the minimum qualifications for service on our Board of Directors;
•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;
•	evaluating, nominating and recommending individuals for membership on our Board of Directors;
•	evaluating nominations by stockholders of candidates for election to our Board of Directors;
•	considering and assessing the independence of members of our Board of Directors;
•	developing a set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;
•	considering questions of possible conflicts of interest of directors as such questions arise; and
•	reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The current members of the Nominating and Corporate Governance Committee are Messrs. Malley and Hoffman and Dr. Stein. Mr. Malley serves as the chair of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met five times during 2018.

The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience, capability, race, gender, geography, thought, viewpoints, backgrounds, skills, and expertise. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including with respect to race, gender, geography, thought, viewpoints, and backgrounds), age, skills and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board of Directors will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, professional and academic areas relevant to the Company’s area of focus. In addition, the Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 3033 Science Park Road, Suite 220, San Diego CA 92121, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s Annual Meeting. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by our Amended and Restated Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

The Nominating and Corporate Governance Committee charter can be found on our website at www.kuraoncology.com in the Corporate Governance section.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The following table shows the aggregate fees for services provided for the fiscal years ended December 31, 2018 and 2017, by Ernst & Young LLP, our independent registered public accounting firm for those periods. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	December 31,
	2018	2017
Audit Fees(1)	$460,717	$565,970
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,000	1,844
Total Fees	$462,717	$567,814

(1)

Audit fees consist of fees for professional services performed by Ernst & Young LLP for audit and quarterly review of our financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	All other fees consist of annual licensing fees for an accounting database subscription.

In connection with the audit of the 2018 financial statements, we entered into an engagement agreement with Ernst & Young LLP, which sets forth the terms under which Ernst & Young LLP performed audit services for us.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee has adopted a policy and procedures for the pre-approval of such audit and non-audit services. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide such service. The pre-approval authority may be delegated to one or more of the Audit Committee’s members, but any pre-approval decisions must be reported to the full Audit Committee at its next scheduled meeting. Pursuant to the policy, the Audit Committee has delegated pre-approval authority to its Chair.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2019.

Name	Age	Position(s)
Troy E. Wilson, Ph.D., J.D.	50	Chairman, President and Chief Executive Officer
Marc Grasso, M.D.	46	Chief Financial Officer, Chief Business Officer and Secretary
John Farnam	51	Chief Operating Officer
Antonio Gualberto, M.D., Ph.D.	54	Head of Development and Chief Medical Officer
Pingda Ren, Ph.D.	50	Senior Vice President, Chemistry and Pharmaceutical Sciences

The following is biographical information for our executive officers other than Dr. Wilson, whose biographical information is included under Proposal 1.

Marc Grasso, M.D. has served as our Chief Financial Officer and Chief Business Officer since August 2018, and as our Secretary since April 2019. Prior to joining us, he served as Managing Director at Stifel Financial Corp., an investment bank and financial services company, from March 2013 to July 2018, where he was responsible for building and managing Stifel’s west coast life sciences and biotechnology investment banking business. From June 2010 to February 2013, Dr. Grasso was Managing Director of Investment Banking in the Global Healthcare Group at UBS Group AG, focused on the biotechnology sector, and from May 2008 to June 2010 he was Managing Director of Investment Banking at Leerink Swann LLC, a specialist investment bank focused on the healthcare sector, where he was instrumental in the west coast expansion of their franchise. Dr. Grasso joined Leerink from Morgan Stanley, where he served as an Executive Director of Investment Banking in the Global Healthcare Group. Prior to joining Morgan Stanley, he was Vice President of Investment Banking in the Global Healthcare Group of Credit Suisse First Boston. He began his career in investment banking at Deutsche Banc Alex. Brown Inc. Dr. Grasso received his M.D. from The Johns Hopkins University School of Medicine, where he also performed research in molecular oncology. He obtained an A.B. in molecular biology with honors from Princeton University.

John Farnam has served as our Chief Operating Officer since July 2018. From September 2015 to June 2018 Mr. Farnam served as Vice President of Business Operations at Receptos, Inc., a privately-held biopharmaceutical company and a subsidiary of Celgene, Inc., where his responsibilities included clinical operations, quality assurance, finance, facilities and professional leadership development. Previously, Mr. Farnam served for 26 years as an officer in the Marine Corps, including serving as the Commanding Officer of Marine Corps Air Station Miramar from July 2012 to August 2015 where he oversaw operations of the air station and its 2,500 personnel, and prior to that as an FA-18D Squadron Commanding Officer. Mr. Farnam retired from the Marine Corps as a Colonel in 2015. Mr. Farnam earned his bachelor’s degree in criminal justice at San Diego State University and his master’s degree in national strategy from the National War College.

Antonio Gualberto, M.D., Ph.D. has served as our Head of Development and Chief Medical Officer since January 2018 and Chief Medical Officer since the Merger in March 2015. Dr. Gualberto co-founded Prior Kura in August 2014 and served as the Chief Medical Officer of Prior Kura from October 2014 until the Upstream Merger in March 2015. From June 2012 to September 2014, Dr. Gualberto served as the head of the global clinical development center for oncology at EMD Serono, Inc., the biopharmaceutical subsidiary in the United States of Merck KGaA, Darmstadt, Germany, a global pharmaceutical and chemical group. Prior to this, from September 2010 to April 2012, Dr. Gualberto served as a group head of clinical research for the Takeda Oncology Company, a privately-held biopharmaceutical company. From October 1999 to August 2010, Dr. Gualberto served in varying roles at Pfizer, Inc., a publicly-held pharmaceutical company, including Senior Director, Clinical Development and Medical Affairs, and Global Clinical Leader. He has also held several academic positions including, from October 2008 to June 2012, an adjunct appointment of associate professor of pathology and laboratory medicine at The Warren Alpert Medical School of Brown University. Dr. Gualberto received his B.S. from Trinidad College and M.D. and Ph.D. degrees from the University of Seville in Spain. He received postgraduate fellowship training at Case Western Reserve University and the University of North Carolina at Chapel Hill Lineberger Comprehensive Cancer Center.

Pingda Ren, Ph.D. has served as our Senior Vice President of Chemistry and Pharmaceutical Sciences since the Merger in March 2015. Dr. Ren co-founded Prior Kura in August 2014 and served as the Senior Vice President of Chemistry and Pharmaceutical Sciences of Prior Kura from October 2014 until the Upstream Merger in March 2015. Prior to that, Dr. Ren co-founded and served as Senior Vice President of Chemistry of Wellspring Biosciences, Inc., a privately-held biopharmaceutical company, from July 2012 to September 2014. Dr. Ren also co-founded Intellikine, Inc., a privately-held biopharmaceutical company, where he served as Vice President of Chemistry from 2007 to May 2012, until its acquisition by Takeda Pharmaceutical Company Limited. Prior to Intellikine, Dr. Ren was a Senior Research Investigator in Genomics Institute of the Novartis Research Foundation. Earlier in his career, Dr. Ren was a Senior Research Chemist at Albany Molecular Research Inc., a publicly-held global contract research and manufacturing organization. Dr. Ren earned his B.A and Ph.D. of Chemistry from Fudan University in China. He completed his postdoctoral research with Professor Huw M. L. Davies at State University of New York at Buffalo.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2019, by: (i) each of our directors; (ii) each of our Named Executive Officers in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 38,169,041 shares outstanding on March 31, 2019, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is c/o Kura Oncology, Inc., 3033 Science Park Road, Suite 220, San Diego CA 92121.

Beneficial Owner	Shares of Common Stock Beneficially Owned (#)(1)	Percentage of Common Stock Beneficially Owned (%)(1)
Greater than 5% stockholders
EcoR1 Capital, LLC(2)	5,276,753	13.8%
BVF Partners L.P.(3)	2,775,156	7.3%
Great Point Partners, LLC(4)	2,769,527	7.3%
BlackRock, Inc.(5)	2,409,979	6.3%
Entities affiliated with FMR LLC(6)	2,285,510	6.0%
Eagle Asset Management, Inc.(7)	2,034,391	5.3%
Directors and Named Executive Officers
Troy E. Wilson, Ph.D., J.D.(8)	2,494,557	6.5%
Faheem Hasnain(9)	73,983	*
Robert E. Hoffman(10)	59,494	*
Thomas Malley(11)	139,557	*
Steven H. Stein, M.D.(12)	33,333	*
Mary T. Szela	—	*
Antonio Gualberto, M.D., Ph.D.(13)	546,055	1.4%
Marc Grasso, M.D.(14)	58,541	*
All current executive officers and directors as a group (10 persons)(15)	4,284,250	11.0%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)

Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of March 31, 2019, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)

Based on a Schedule 13G/A filed with the SEC on February 14, 2019, as of December 31, 2018. EcoR1 Capital, LLC, or EcoR1, and Oleg Nodelman may be deemed to beneficially own 5,276,753 shares of common stock. EcoR1 Capital Fund Qualified, L.P., or Qualified Fund, may be deemed to beneficially own 4,408,097 shares of common stock. EcoR1 is the general partner and investment adviser of investment funds, including Qualified Fund. Mr. Nodelman is the control person of EcoR1. Such persons and entities disclaim beneficial ownership of the shares listed herein, except to the extent of any pecuniary interest therein. The address of the principal business office is 409 Illinois Street, San Francisco, California 94158.

(3)

Based on a Schedule 13G/A filed with the SEC on February 14, 2019, as of December 31, 2018. Includes: (1) 1,344,322 shares beneficially owned by Biotechnology Value Fund, L.P., or BVF, (2) 1,052,428 shares beneficially owned by Biotechnology Value Fund II, L.P., or BVF2, (3) 206,060 shares beneficially owned by Biotechnology Value Trading Fund OS LP, or Trading Fund OS, and (4) 172,346 shares held in certain BVF Partners L.P., or Partners, Managed Account, or Partners Managed Account. Partners, as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and sole member of BVF Partners OS Ltd., or Partners OS, may be deemed to beneficially own the 2,775,156 shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS and the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 2,775,156 shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 2,775,156 shares beneficially owned by BVF Inc. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the 206,060 shares beneficially owned by Trading Fund OS. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, Trading Fund OS and the Partners Managed Account. The address of the principal business and office of BVF Inc. and certain of its affiliates is 44 Montgomery St, 40th Floor, San Francisco, California 94104.

(4)

Based on a Schedule 13G/A filed with the SEC on February 14, 2019, as of December 31, 2018. Great Point Partners, LLC, or Great Point, may be deemed to beneficially own 2,769,527 shares of common stock as of December 31, 2018. Biomedical Value Fund, L.P. is the record owner of 814,071 shares; Biomedical Offshore Value Fund, Ltd. is the record owner of 1,052,397 shares; GEF-SMA, L.P. is the record owner of 811,395 shares; and Class D Series of GEF-PS, L.P. is the record owner of 91,664 shares. Great Point is the investment manager of Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd., GEF-SMA, L.P., and Class D Series of GEF-PS, L.P. shares, and by virtue of such status may be deemed to be the beneficial owner of such shares. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of Great Point and Mr. David Kroin, as special managing member of Great Point has voting and investment power with respect to such shares, and therefore may be deemed to be the beneficial owner of such shares. Great Point, Dr. Jeffrey R. Jay, M.D. and Mr. David Kroin disclaim beneficial ownership of such shares, except to the extent of their respective pecuniary interests. The address of the principal business office of each of such entities and persons is 165 Mason Street, 3rd Floor, Greenwich, Connecticut 06830.

(5)

Based on a Schedule 13G filed with the SEC on February 8, 2019 filed by BlackRock, Inc. on behalf of itself and certain of its subsidiaries, as of December 31, 2018. BlackRock, Inc. has sole dispositive power with respect to 2,409,979 shares and sole voting power over 2,353,589 of such shares. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(6)

Based on a Schedule 13G/A filed with the SEC on February 13, 2019, as of December 31, 2018. FMR LLC, certain of its subsidiaries and affiliates, and other companies beneficially owned 2,285,510 shares of common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, or FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(7)

Based on a Schedule 13G filed with the SEC on January 15, 2019, as of December 31, 2018. Eagle Asset Management Inc. has sole voting and dispositive power with respect to 2,034,391 shares. The principal business address for Eagle Asset Management Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.

(8)

Consists of (a) 26,041 shares of common stock owned by Dr. Wilson, (b) 1,768,976 shares of common stock owned by Red Fish Blue Fish Revocable Trust, dated December 31, 2012, (c) 406,736 shares of common stock owned by Araxes Pharma LLC, or Araxes, and (d) 292,804 shares of common stock that Dr. Wilson has the right to acquire from us within 60 days of March 31, 2019 pursuant to the exercise of stock options. Dr. Wilson is a trustee of Red Fish Blue Fish Revocable Trust, dated December 31, 2012 and as such has voting and investment power over the securities held by such trust.

(9)

Consists of (a) 23,983 shares of common stock owned by Mr. Hasnain and (b) 50,000 shares of common stock that Mr. Hasnain has the right to acquire from us within 60 days of March 31, 2019 pursuant to the exercise of stock options.

(10)

Consists of (a) 9,494 shares of common stock owned by Mr. Hoffman and (b) 50,000 shares of common stock that Mr. Hoffman has the right to acquire from us within 60 days of March 31, 2019 pursuant to the exercise of stock options.

(11)

Consists of (a) 89,557 shares of common stock owned by Mossrock Capital, LLC and (b) 50,000 shares of common stock that Mr. Malley has the right to acquire from us within 60 days of March 31, 2019 pursuant to the exercise of stock options. Mr. Malley is the president of Mossrock Capital, LLC and has voting and investment power over such shares.

(12)	Consists of 33,333 shares of common stock that Dr. Stein has the right to acquire from us within 60 days of March 31, 2019 pursuant to the exercise of stock options.
(13)

Consists of (a) 339,973 shares of common stock owned by Dr. Gualberto, and (b) 206,082 shares of common stock that Dr. Gualberto has the right to acquire from us within 60 days of March 31, 2019 pursuant to the exercise of stock options.

(14)	Consists of 58,541 shares of common stock that Dr. Grasso has the right to acquire from us within 60 days of March 31, 2019 pursuant to the exercise of stock options.
(15)

Consists of the shares described in footnotes (8) through (14) and includes (a) 773,982 shares of common stock owned by two other executive officers and (b) 104,748 shares of common stock that such executives have the right to acquire from us within 60 days of March 31, 2019 pursuant to the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that Dr. Wilson filed one late Form 4 reporting the exercise of stock options for 26,041 shares of common stock in 2018.

EXECUTIVE COMPENSATION

Overview

The Compensation Committee of the Board of Directors administers our compensation programs on behalf of the Board of Directors. Although focused on executive compensation, the Compensation Committee also sets the annual compensation guidelines for all our employees.

Our principal executive officer and the two other most highly compensated executive officers for the year ended December 31, 2018, or Named Executive Officers, are:

•	Troy E. Wilson, Ph.D., J.D., our President and Chief Executive Officer;
•	Marc Grasso, M.D., our Chief Financial Officer, Chief Business Officer and Secretary; and
•	Antonio Gualberto, M.D., Ph.D., our Head of Development and Chief Medical Officer.

Summary Compensation Table for Fiscal 2018 and 2017

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Troy E. Wilson, Ph.D., J.D.	2018	$526,400	$—		$3,794,340	$368,480	$56,618	(3)	$4,745,838
President and Chief Executive Officer	2017	$471,900	$—		$979,093	$259,545	$10,574	(3)	$1,721,112
Marc Grasso, M.D. (4)	2018	$136,876	$100,000	(5)	$3,288,000	$69,426	$39,965	(6)	$3,634,267
Chief Financial Officer, Chief Business Officer and Secretary
Antonio Gualberto, M.D., Ph.D.	2018	$415,000	$—		$1,379,760	$215,800	$11,363	(7)	$2,021,923
Head of Development and Chief Medical Officer	2017	$393,100	$—		$701,130	$153,508	$10,320	(7)	$1,258,058

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions, or ASC 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not reflect the actual economic value that will be realized by our Named Executive Officer upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.

(2)

Amounts shown represent performance bonuses earned in 2018 and 2017, which were paid in cash in February 2019 and February 2018, respectively. Dr. Grasso’s performance bonus was pro-rated to reflect his employment start date of August 21, 2018.

(3)

Amounts for 2018 and 2017 consist of the following: (i) $8,250 and $8,100 for safe harbor 401(k) contributions in 2018 and 2017, respectively, (ii) $840 for term life insurance premiums in both 2018 and 2017, (iii) $1,634 for long-term disability insurance premiums for both 2018 and 2017, and (iv) $45,894 for commuting expenses in 2018 for travel between Dr. Wilson’s home in Los Angeles, California and the Company’s headquarters in San Diego, California, together with a tax gross up payment. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.”

(4)	Dr. Grasso’s employment start date was August 21, 2018.
(5)	Represents a sign-on bonus of $100,000 paid to Dr. Grasso in August 2018 upon the commencement of his employment with the Company.
(6)

Consists of (i) $7,109 for safe harbor 401(k) contributions, (ii) $280 for term life insurance premiums, (iii) $570 for long-term disability insurance premiums, and (iv) $32,006 for commuting expenses for travel between Dr. Grasso’s home in San Francisco, California and the Company’s headquarters in San Diego, California, together with a tax gross up payment.

(7)

Amounts for 2018 and 2017 consist of the following: (i) $8,250 and $8,100 for safe harbor 401(k) contributions in 2018 and 2017, respectively, (ii) $840 for term life insurance premiums in both 2018 and 2017, (iii) $1,380 for long-term disability insurance premiums in both 2018 and 2017, and (iv) $893 for secured parking in 2018. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.”

The elements of the compensation program for our Named Executive Officers include: base salary; a non-equity incentive plan bonus; long-term equity awards; certain health, welfare and 401(k) plan benefits and when determined necessary, limited perquisites. Our Named Executive Officers also have severance benefits in their respective employment agreements (see “Employment Agreements with Named Executive Officers” and “Potential Payments Upon Termination or Change of Control” below).

Annual Base Salary

Base salaries for our Named Executive Officers are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after generally referencing the 50th percentile of compensation paid by our peer companies and after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similar sized companies in our industry. We also draw upon the experience of members of our Board of Directors with other companies. The Compensation Committee has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

The compensation of our Named Executive Officers other than Dr. Wilson is generally determined and approved by our Compensation Committee. The compensation of Dr. Wilson is determined and approved by our Board of Directors without members of management present, based on recommendations from our Compensation Committee.

For 2018, our Board of Directors approved an increase to Dr. Wilson’s base salary of approximately 11.5% and the Compensation Committee approved an increase of approximately 5.6% to Dr. Gualberto’s base salary. The levels of the 2018 base salary increases were determined to be appropriate based on evaluation of the third-party market compensation data and recommendations from Radford, as necessary to be competitive with the 50th percentile of our peer group. The 2018 base salary increases became effective on January 1, 2018.

Name	2017 Base Salary	2018 Base Salary
Troy E. Wilson, Ph.D., J.D.	$471,900	$526,400
Marc Grasso, M.D.(1)	—	$372,000
Antonio Gualberto, M.D., Ph.D.	$393,100	$415,000

(1)Dr. Grasso’s employment start date was August 21, 2018.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our Named Executive Officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and individual goals and to reward our executives who significantly impact our corporate results.

Annual corporate goals are established by the Board of Directors at the beginning of each year to which they relate, taking into consideration the recommendations of the Compensation Committee. The annual performance-based bonus each Named Executive Officer is eligible to receive is generally determined based on (i) the individual’s target bonus, as a percentage of base salary, (ii) achievement of corporate goals, and (iii) individual performance, which may be measured against any pre-established individual performance goals specified for any particular year and/or a general individual performance assessment for such period. The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage, percentage achievement of the corporate goals and percentage achievement of individual performance objectives, which may be measured by reference to either pre-established goals or an overall individual performance evaluation. The Board of Directors determines whether any weighting will be applied to each of the goals that comprise the established corporate performance goals and any individual performance goals, and the relative weighting of the corporate and individual performance.

At the end of the year, the Compensation Committee or the Board of Directors following a recommendation from the Compensation Committee approves the extent to which we achieved the corporate goals. The extent to which each individual executive achieves his or her individual performance goals, if applicable, and his or her level of individual performance is determined by the Compensation Committee based on our Chief Executive Officer’s review and recommendation to the Compensation Committee, except our Chief Executive Officer does not make recommendations with respect to his own achievement. The Compensation Committee recommends and our Board of Directors makes the final decisions with respect to our Chief Executive Officer’s individual performance.

For our Named Executive Officers other than our Chief Executive Officer, actual award determinations are within the Compensation Committee’s discretion. At the close of the applicable fiscal year, the Compensation Committee comes to a general, subjective conclusion as to whether the corporate goals were met, whether the executive has performed his or her duties in a satisfactory manner and achieved any individual performance goals, and whether there were any other extraordinary factors that should be considered in determining the amount of bonus earned for the year. The Compensation Committee may decide to pay bonuses to the executive officers even if the specified performance goals are not met, in recognition of the officer’s efforts throughout the year in meeting other objectives not contemplated at the beginning of the performance period. In making the final decision on the amount of bonuses earned, if any, the Compensation Committee considers the review of the year-end financial results as well as the performance reviews for the executive officers given by the Chief Executive Officer with respect to the other Named Executive Officers. In sum, the amount of bonus compensation that is actually earned by our Named Executive Officers is a subjective, entirely discretionary, determination made by the Compensation Committee without the use of pre-determined formulas. The Compensation Committee believes that maintaining discretion to evaluate corporate and individual performance at the close of the year based on the totality of the circumstances, and to award or fail to award bonus compensation without reliance on rote calculations under set formulas, is appropriate in responsibly discharging its duties. The Compensation Committee recommends and our Board of Directors makes the final decisions with respect to our Chief Executive Officer. Accordingly, our Compensation Committee or Board of Directors may award a bonus in an amount above or below the amount resulting from the calculation described above, based on other factors that our Compensation Committee or Board of Directors determines, in its sole discretion, are material to our corporate performance and provide appropriate incentives to our executives, for example based on events or circumstances that arise after the original goals are set. Payouts of earned bonuses, if any, are generally made in the year following the year of performance.

Each Named Executive Officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below. These bonus targets were set by our Board of Directors based on recommendations from the third-party compensation consultant as necessary to be competitive with the 50th percentile of our peer group:

Name	2018 Target Bonus
Troy E. Wilson, Ph.D., J.D.	50%
Marc Grasso, M.D.	40%
Antonio Gualberto, M.D., Ph.D.	40%

The annual corporate performance goals are generally tied to achievement of research, clinical and regulatory milestones related to our clinical development programs. The Compensation Committee reviews the Company’s achievement of the corporate goals in their totality, taking into account the Company’s overall performance for the year.

For 2018, the corporate goals were weighted at 100% for Dr. Wilson and 75% for the other Named Executive Officers. The corporate goals established and achieved for 2018 included various research and development activities and objectives related to our clinical development programs. In January 2019, the Compensation Committee determined that 140% of the 2018 corporate goals had been achieved. Dr. Wilson’s performance-based bonus, which was weighted 100% on corporate goals that were determined to be 140% achieved, was approved by the Board of Directors in the amount of $368,480. In determining the individual performance achievement for our Named Executive Officers other than Dr. Wilson, the Compensation Committee considered the recommendations of the Chief Executive Officer regarding the individual performance of such executives during 2018. Corporate goals’ achievement of 140% combined with individual performance achievements of 100% for Dr. Grasso and 100% for Dr. Gualberto, resulted in a performance-based bonus of $69,426 for Dr. Grasso, and $215,800 for Dr. Gualberto, which were approved by the Compensation Committee. Dr. Grasso’s bonus was pro-rated to reflect his employment start date of August 21, 2018.

Long-term Incentive Program

Our long-term, equity-based incentive awards are designed to align the interests of our Named Executive Officers and our other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for Named Executive Officers and other service providers. We generally provide initial equity-based incentive awards in connection with the commencement of employment of our Named Executive Officers as an inducement to commencement of employment and we award annual refresher equity-based incentive awards at or shortly following the end of each year, each of which are subject to vesting over a period of multiple years in order to facilitate retention.

In January 2018, the Board of Directors upon recommendation from the Compensation Committee, approved the grant of an option to purchase 275,000 shares of our common stock to Dr. Wilson and the Compensation Committee approved the grant of an option to purchase 100,000 shares of our common stock to Dr. Gualberto. The stock option grants are intended to create a direct link between our Named Executive Officers’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date. We also believe that if our officers own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Our stock option awards are granted subject to vesting restrictions, so they are earned over a period of years during the executive’s continued service with us following the option grant date. We also believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and other employees. In July 2018, the Board of Directors approved the grant of an option to purchase 250,000 shares of our common stock to Dr. Grasso in connection with the commencement of Dr. Grasso’s employment with us.

In determining the number of shares that should be subject to the January 2018 options, the Compensation Committee considered Dr. Wilson’s and Dr. Gualberto’s individual performance, overall contribution, the number of unvested restricted stock or stock options currently held by the executive, the total number of shares available for grant under our Amended and Restated 2014 Equity Incentive Plan, or 2014 Plan, and the levels of equity compensation provided by our peer companies to executives in similar positions. The Compensation Committee determined that the foregoing grant levels would be sufficiently large enough to approximate the 75th percentile of the equity compensation levels provided by our peers, while also conserving the number of shares available for future issuance under our 2014 Plan.

All of our stock option grants made to our Named Executive Officers typically vest over a four-year period subject to the Named Executive Officer’s continued services with us, as further described in the footnotes to the “Outstanding Equity Awards at Fiscal Year End” table below. In addition, the employment agreements with our Named Executive Officers provide for accelerated vesting of their equity awards upon an involuntary termination (both termination without cause and resignation for good reason) that occurs in connection with a change of control transaction. The Compensation Committee and our Board of Directors believe these accelerated vesting provisions reflect current market practices, based on the collective knowledge and experiences of the Compensation Committee members (and without reference to specific peer group data), and allow us to attract and retain highly qualified executive officers. In addition, we believe these accelerated vesting provisions will allow our Named Executive Officers to focus on closing a transaction that may be in the best interest of our stockholders even though the transaction may otherwise result in a termination of their employment and, absent such accelerated vesting, a forfeiture of their unvested equity awards. Additional information regarding accelerated vesting provisions for our Named Executive Officers is discussed below under “Employment Agreements with Named Executive Officers.”

Perquisites, Health, Welfare and Retirement Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as our other employees. We pay the premiums for term life insurance and disability insurance for all of our employees, including our Named Executive Officers. In addition, we have an executive disability policy for our executive officers. Our Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests. None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit, non-qualified defined contribution plans or defined benefit pension plans sponsored by us. We provide a 401(k) plan for all our eligible employees, including our Named Executive Officers, as described in the section below entitled “401(k) Plan.” We reimburse Drs. Wilson and Grasso for their commuting expenses from their places of residence to our corporate headquarters in San Diego,

California and we also provide tax gross up payments to Drs. Wilson and Grasso with respect to taxes on such commuting expense reimbursements. We do not provide any other perquisites or personal benefits to our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended December 31, 2018, certain information regarding outstanding equity awards at fiscal year-end for our Named Executive Officers.

		Option Awards(1)
Name	Grant Date	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)(2)	Option exercise price ($/share)(3)	Option expiration date
Troy E. Wilson, Ph.D., J.D.	1/29/2016	32,119	33,855	$4.80	1/28/2026
	1/23/2017	113,083	122,917	$6.15	1/22/2027
	1/24/2018	63,020	211,980	$20.00	1/23/2028
Marc Grasso, M.D.	8/21/2018	20,833	229,167	$19.40	8/20/2028
Antonio Gualberto, Ph.D., M.D.	1/29/2016	54,687	20,313	$4.80	1/28/2026
	1/23/2017	80,979	88,021	$6.15	1/22/2027
	1/24/2018	22,916	77,084	$20.00	1/23/2028

(1)	All of the option awards were granted under the 2014 Plan, the terms of which are described below under “Equity Compensation Plans—Amended and Restated 2014 Equity Incentive Plan.”
(2)

1/48th of the shares vest monthly over the four years following the applicable grant date set forth in the table above. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with a change of control transaction as described below under “Potential Payments Upon Termination or Change of Control.”

(3)	All of the option awards were granted with a per share exercise price equal to the closing sales price for our common stock on the Nasdaq market as of the grant date.

Option Repricings

We did not engage in any repricings or other modifications or cancellations to any of our Named Executive Officers’ outstanding restricted stock or option awards during 2018.

Employment Agreements with Named Executive Officers

All of our Named Executive Officers have employment agreements with us that provide for, among other things, certain base salary, target bonus and severance payments to our Named Executive Officers as follows:

Dr. Wilson

In March 2016, we entered into an amended and restated executive employment agreement with Dr. Wilson, which replaced and superseded his previous executive employment agreement. Pursuant to his amended and restated executive employment agreement, Dr. Wilson’s annual base salary was set at $429,000 and he is eligible to receive an annual performance bonus based on a target amount of 50% of his annual base salary. Effective January 2018, our Board of Directors approved increasing Dr. Wilson’s base salary to $526,400. Dr. Wilson also is eligible for severance benefits that are described in the “Potential Payments Upon Termination or Change of Control” below. We reimburse Dr. Wilson for his commuting expenses in connection with his commute to our San Diego office and in March 2019, our Board of Directors also agreed to provide Dr. Wilson with tax gross up payments with respect to taxes on the commuting expense reimbursement payments. Dr. Wilson’s employment is at-will and may be terminated at any time by either Dr. Wilson or by us with or without cause and without notice.

Dr. Grasso

In July 2018, we entered into an executive employment agreement with Dr. Grasso which became effective on the start of his employment with us in August 2018. Pursuant to his executive employment agreement, Dr. Grasso’s annual base salary was set at $372,000 and he is eligible to receive an annual performance bonus based on a target amount of 40% of his annual base salary. Pursuant to his executive employment agreement, Dr. Grasso also received a one-time sign-on bonus of $100,000 and is entitled to reimbursement of his commuting expenses in connection with his commute to our San Diego office, of up to $3,000 per month. In March 2019, our Compensation Committee agreed to remove the $3,000 monthly cap and to also provide Dr. Grasso with tax gross up payments with respect to taxes on the commuting expense reimbursement payments. Dr. Grasso also is eligible for severance benefits that are described in the “Potential Payments Upon Termination or Change of Control” below. Dr. Grasso’s employment is at-will and may be terminated at any time by either Dr. Grasso or by us with or without cause and without notice.

Dr. Gualberto

In March 2016, we entered into an amended and restated executive employment agreement with Dr. Gualberto, which replaced and superseded his previous executive employment agreement. Pursuant to his amended and restated executive employment agreement, Dr. Gualberto’s annual base salary was set at $380,100 and he is eligible to receive an annual performance bonus based on a target amount of 35% of his annual base salary. Effective January 1, 2018, our Compensation Committee approved increasing Dr. Gualberto’s base salary to $415,000 and increased his annual performance bonus target amount to 40%. Dr. Gualberto also is eligible for severance benefits that are described in the “Potential Payments Upon Termination or Change of Control” below. Dr. Gualberto’s employment is at-will and may be terminated at any time by either Dr. Gualberto or by us with or without cause and without notice.

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which our Named Executive Officers service terminates, our Named Executive Officers are entitled to receive amounts previously earned during his or her term of service, including accrued and unpaid salary and unused vacation pay.

Under the employment agreements for our Named Executive Officers, all severance payments are conditioned upon the executive providing a release of claims against us. If we terminate the executive’s employment without cause or the executive resigns for good reason more than 59 days prior to or 12 months after the closing of a corporate transaction, we will pay:

•	a cash lump-sum payment in an amount equal to 12 months of the executive’s then annual base salary; and
•	payment of COBRA group health insurance premiums for up to 12 months.

The employment agreements for our Named Executive Officers also provide that if we terminate the executive’s employment without cause or the executive resigns for good reason less than 59 days before or within 12 months after the closing of a corporate transaction, we will pay:

•	with respect to Dr. Wilson, a cash lump-sum payment in an amount equal to 15 months of Dr. Wilson’s then annual base salary;
•	with respect to Drs. Grasso and Gualberto, a cash lump-sum payment in an amount equal to 12 months of the executive’s then annual base salary;
•	a cash lump-sum payment in an amount equal to the executive’s full target bonus amount for services to be performed during the year in which the corporate transaction occurs;
•	with respect to Dr. Wilson, payment of COBRA group health insurance premiums for up to 15 months;
•	with respect to Drs. Grasso and Gualberto, payment of COBRA group health insurance premiums for up to 12 months; and
•	accelerated vesting of all of the executive’s outstanding stock awards in full.

For purposes of our Named Executive Officer employment agreements:

•

“cause” generally means, (1) being convicted of or pleading guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; (2) participating in a fraud or act of dishonesty against us; (3) materially breaching any agreement with us or any of our written policies, and not curing such breach within five days of our written notice of such breach; (4) engaging in conduct that demonstrates gross unfitness to serve; or (5) engaging in willful misconduct or refusing to comply with any lawful directive of us, and not curing such noncompliance within five days of our written notice of such noncompliance.

•

“good reason” generally means, if any of the following actions are taken by us without such executive officer’s written consent: (1) a material reduction in the executive’s base salary, unless pursuant to a generally applicable salary reduction program; (2) a material reduction in the executive’s duties (including responsibilities and/or authorities); (3) if applicable, a material reduction in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to someone other than our Chief Executive Officer; (4) relocation of the executive’s principal place of employment to a place that increases his or her one-way commute by more than 50 miles; or (5) any other action or inaction that constitutes a material breach by us of the executive’s employment agreement or other service agreement.

•

“corporate transaction” generally means the consummation, in a single transaction or is a series of related transactions, of (1) a sale, lease, or other disposition or all or substantially all of our consolidated assets; (2) a merger, consolidation, or similar transaction following which we are not the surviving entity, or (3) a merger, consolidation or similar transaction following which we are the surviving entity but the units outstanding immediately preceding the transaction are converted or exchanged into other property, whether in the form of securities, cash or otherwise.

We believe that these severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a corporate transaction because providing change of control related severance benefits also should eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential transactions that may be in the best interests of our stockholders. We also believe that our severance benefit arrangements with our Named Executive Officers are consistent with compensation arrangements provided in a competitive market for executive talent and the events triggering payment represent appropriate hurdles for the severance benefits. We further believe that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in the best interests of the company.

Compensation Recovery Policies

The Board of Directors and the Compensation Committee have not determined whether they would attempt to recover bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated, or found not to have been met to the extent originally believed by the Board of Directors or the Compensation Committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Equity Compensation Plans

Amended and Restated 2014 Equity Incentive Plan

Our Board of Directors and stockholders approved the 2014 Plan in March 2015, which became effective in April 2015. As of December 31, 2018, there were outstanding stock options to purchase 3,185,836 shares of our common stock and 586,559 shares of our common stock remaining available for the grant of stock awards under our 2014 Plan.

Stock Awards. The 2014 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, which we refer to collectively as stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2014 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Share Reserve. Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan was 5,975,000 shares. Additionally, the number of shares of our common stock reserved for issuance under our 2014 Plan will automatically increase on January 1 of each year through and including January 1, 2025, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. The number of shares of our common stock reserved for issuance under our 2014 Plan was increased on January 1, 2019 by an additional 1,525,906 shares to a total of 10,419,120 shares. The maximum number of shares that may be issued upon the exercise of ISOs under our 2014 Plan is 12,000,000 shares.

No person may be granted stock awards covering more than 1,000,000 shares of our common stock under our 2014 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 1,000,000 shares or a performance cash award having a maximum value in excess of $1,000,000.

If a stock award granted under the 2014 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2014 Plan. In addition, the following types of shares under the 2014 Plan may become available for the grant of new stock awards under the 2014 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2014 Plan may be previously unissued shares or reacquired shares bought by us on the open market.

Administration. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2014 Plan. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2014 Plan, our Board of Directors or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award. In May 2015, our Board of Directors established a Stock Option Committee and granted such committee authority to grant stock options under the 2014 Plan in accordance with certain guidelines to employees who are not executive officers and are not then subject to Section 16 of the Exchange Act.

The plan administrator has the authority to modify outstanding awards under our 2014 Plan. Subject to the terms of our 2014 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2014 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2014 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2014 Plan, up to a maximum of ten years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations On Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock that has not vested will be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2014 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2014 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2014 Plan permits the grant of performance-based stock and cash awards that vest or become payable subject to attainment of performance goals during a designated performance period. The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholders’ equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) stockholders’ equity; (29) capital expenditures; (30) debt levels; (31) operating profit or net operating profit; (32) workforce diversity; (33) growth of net income or operating income; (34) billings; (35) bookings; (36) employee retention; (37) initiation of phases of clinical trials and/or studies by specific dates; (38) patient enrollment rates; (39) budget management; (40) submission to, or approval by, a regulatory body (including, but not limited to the FDA) of an applicable filing or a product candidate; (41) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (42) regulatory milestones; (43) progress of internal research or clinical programs; (44) progress of partnered programs; (45) partner satisfaction; (46) timely completion of clinical trials; (47) submission of INDs and NDAs and other regulatory achievements; (48) research progress, including the development of programs; (49) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (50) other measures of performance selected by our Board of Directors.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (1) in the award agreement at the time the award is granted or (2) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (a) to exclude restructuring and/or other nonrecurring charges; (b) to exclude exchange rate effects; (c) to exclude the effects of changes to generally accepted accounting principles; (d) to exclude the effects of any statutory adjustments to corporate tax rates; (e) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (f) to exclude the dilutive effects of acquisitions or joint ventures; (g) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (h) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (i) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (j) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (k) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (l) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (m) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2014 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of ISOs, (4) the class and maximum number of shares subject to stock awards that can be granted to a participant in a calendar year and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;
•	arrange for the lapse of any reacquisition or repurchase right held by us;
•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or
•

make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2014 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change of Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2014 Plan, a change of control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (3) a consummated sale, lease or exclusive license or other disposition of all or substantially of our assets; or (4) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors on the date of adoption of the 2014 Plan, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Amendment and Termination. Our Board of Directors has the authority to amend, suspend, or terminate our 2014 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after March 6, 2025, which is the tenth anniversary of the date our Board of Directors amended and restated our 2014 Plan.

2015 Employee Stock Purchase Plan

Additional long-term equity incentives may be provided through the 2015 Employee Stock Purchase Plan, or the ESPP, which became effective in April 2015. The purpose of the ESPP is to retain the services of employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, or the Code. Our Board of Directors administers the ESPP. Under the ESPP, all of our regular employees (including our Named Executive Officers) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than twenty-seven months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by the Compensation Committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase.

As of December 31, 2018, we had 233,094 shares of common stock reserved for future issuance under the ESPP. Pursuant to the evergreen provision in the ESPP, the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each year through and including January 1, 2025, by a number of shares equal to the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 2,000,000 shares, or (iii) an amount determined by our Board of Directors. In November 2018, the Board of Directors elected not to increase the number of shares of our common stock reserved for future issuance under the ESPP in January 2019.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2018, with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by stockholders(2)	3,185,836	$11.93	819,653
Equity compensation plans not approved by stockholders(3)	—	—	—
Total	3,185,836	$11.93	819,653

(1)

Under the terms of our 2014 Plan, the number of shares of our common stock reserved for issuance under our 2014 Plan will automatically increase on January 1 of each year through January 1, 2025 by a number of shares equal to (i) 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year or (ii) a lesser amount determined by our Board of Directors. Under the terms of our ESPP, the number of shares of our common stock reserved for issuance under our ESPP will automatically increase on January 1 of each year through January 1, 2025 by a number of shares equal to the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year; (ii) 2,000,000 shares; or (iii) an amount determined by our Board of Directors. In November 2018, the Board of Directors elected not to increase the number of shares of our common stock reserved for issuance under our ESPP in January 2019. On January 1, 2019, the number of shares of our common stock reserved for issuance under our 2014 Plan was increased by an additional 1,525,906 shares.

(2)	Includes the 2014 Plan and the ESPP. 233,094 shares under column (c) are attributable to the ESPP.
(3)	As of December 31, 2018, we did not have any equity compensation plans that were not approved by our stockholders.

401(k) Plan

All of our full-time employees in the United States, including our Named Executive Officers, are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. Pursuant to our 401(k) plan, employees may elect to defer their eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits and to have the amount of this reduction contributed to our 401(k) plan. The 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. For the year ended December 31, 2018, we incurred approximately $231,000 in expenses related to the safe harbor contribution.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table summarizes the compensation earned by or paid to each of the non-employee directors in 2018:

Director Compensation For Fiscal Year 2018

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Faheem Hasnain	$54,200	$140,270	$194,470
Robert E. Hoffman	$60,450	$140,270	$200,720
Thomas Malley	$51,700	$140,270	$191,970
Steven H. Stein, M.D.	$45,450	$140,270	$185,720
Mary T. Szela*	$5,806	$292,608	$298,414

*	Became a director in November 2018.
(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not reflect the actual economic value that will be realized by our directors upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.

(2)

As of December 31, 2018, the aggregate number of shares subject to outstanding options to purchase our common stock held by our non-employee directors was as follows: 63,000 shares for Mr. Hasnain, 63,000 shares for Mr. Hoffman, 63,000 shares for Mr. Malley, 56,333 shares for Dr. Stein, and 37,583 shares for Ms. Szela.

Our Board of Directors has adopted a compensation policy that is applicable to all of our non-employee directors which provides that each such non-employee director will receive the following compensation for service on our Board of Directors:

•	an annual cash retainer of $38,000;
•

an additional annual cash retainer of $7,500, $5,000 and $3,750 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $7,500, $5,000 and $3,750 for service as chairman of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an initial option grant to purchase 30,000 shares of our common stock on the date of each new non-employee director’s appointment to our Board of Directors, vesting annually over a three year period; and

•

an annual option grant to purchase 13,000 shares of our common stock on the date of each of our annual stockholder meetings, vesting in full on the one year anniversary of the date of grant (the foregoing grants to non-employee directors joining our Board of Directors other than at an annual stockholder meeting will be prorated for the number of months remaining until our next annual stockholder meeting).

Each of the initial and annual option grants described above will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change of control (as defined under our 2014 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2014 Plan, except that the post-termination exercise period will be for 12 months from the date of termination, if such termination is other than for cause or due to death or disability. The options will be granted under our 2014 Plan, the terms of which are described in more detail above under “Equity Compensation Plans—Amended and Restated 2014 Equity Incentive Plan.”

Director’s fees are prorated to the date the director is appointed or elected. We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors, subject to our travel policy.

Limitation of Liability and Indemnification

Our Amended and Restated Certificate of Incorporation, as amended, limits our directors’ liability to the fullest extent permitted under Delaware corporate law. Delaware corporate law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his or her capacity as our representative who is, or is threatened to be, made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our Amended and Restated Certificate of Incorporation, as amended, because we believe that it is important to attract qualified directors and officers.

We have entered into indemnification agreements with each of our executive officers and directors that require us to indemnify such persons against any and all expenses, including judgments, fines or penalties, attorney’s fees, witness fees or other professional fees and related disbursements and other out-of-pocket costs incurred, in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry or administrative hearing, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to SEC rules, a “transaction” with a related person includes any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was or is a participant and the related person had or will have a direct or indirect material interest where the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Since January 1, 2017, we have engaged in the following transactions with our respective directors, executive officers and holders of more than 5% of voting securities, which we refer to as principal stockholders, and affiliates or immediate family members of our respective directors, executive officers and principal stockholders, other than employment and compensation arrangements, certain of which are described in the section above titled “Executive Compensation.” We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Employment Arrangements

We currently have written employment agreements with our executive officers. For information about our employment agreements with our Named Executive Officers, refer to “Executive Compensation—Employment Agreements with Named Executive Officers.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors, as more fully described in “Executive Compensation—Overview—Outstanding Equity Awards at Fiscal Year End” and “Non-Employee Director Compensation.”

Indemnification Agreements

We have entered into and intend to continue to enter into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements, our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Asset Purchase Agreement

Pursuant to our asset purchase agreement with Araxes, for the year ended December 31, 2017, we paid to Araxes a milestone payment of $200,000 upon dosing of the first patient in our first Phase 1 clinical trial of KO-947, a small molecule inhibitor of extracellular signal related kinase.

Services Agreements

Pursuant to our management services agreement with Araxes, Araxes pays us a monthly fee for the provision of management services including executive management services, general and administrative services, financial and tax related services and development of intellectual property. The monthly fee is based on costs incurred by us in the provision of management services to Araxes, plus a reasonable mark-up. Under this agreement, Araxes paid us a total of $735,000 and $780,000 for management services for the fiscal years ended December 31, 2018 and 2017, respectively. In addition, the agreement allows for Araxes to reimburse us an amount equal to the number of full-time equivalents, or FTEs, performing research and development services for Araxes, at an FTE rate of approximately $367,000, plus actual expenses as reasonably incurred. Dr. Wilson, our President and Chief Executive Officer, is the sole managing member of Araxes and Dr. Wilson and Dr. Ren are significant stockholders of each of us and Araxes.

Pursuant to our services agreement with Wellspring Biosciences, Inc., or Wellspring, a wholly owned subsidiary of Araxes, we pay Wellspring for the provision of various services, including research and development services, an amount equal to the number of FTEs performing the services, at an FTE rate of $400,000, plus actual expenses as reasonably incurred.

Sublease Agreements

In December 2016, we entered into a third amendment to our prior sublease agreement with Wellspring for office space in La Jolla, California, pursuant to which we paid a monthly rent of approximately $6,600, plus operating expenses, taxes, insurance and utilities applicable to the subleased property, until the sublease expired in June 2017.

In December 2016, we also entered into a new sublease with Wellspring to lease approximately 5,216 square feet of office space located in San Diego, California for our executive offices for a base monthly rent of approximately $16,000. The new sublease includes rent escalation of 3% per year. In addition to the base monthly rent, we are obligated to pay for operating expenses, amenities fees and other costs applicable to the subleased property. The new sublease commenced in June 2017 and had an original expiration date of October 31, 2019. In March 2019, we entered into an amendment to our new sublease agreement with Wellspring to extend the term of the new sublease to April 30, 2020, unless terminated earlier. During the extended term, the base monthly rent will be increased to approximately $24,000 effective November 1, 2019, corresponding to the increase in Wellspring’s monthly rent.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-party transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-party transactions under this policy. A related party is any executive officer, director, nominee to become a director or a holder of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such parties.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-party transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all of the parties, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-parties transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Kura stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker or Kura. Direct your written request to Kura Oncology, Inc., Attn: Investor Relations, 3033 Science Park Road, Suite 220, San Diego, CA 92121 or contact Investor Relations at (858) 500-8803. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Marc Grasso, M.D.
Chief Financial Officer, Chief Business Officer and Secretary

April 29, 2019

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, KURA ONCOLOGY, INC., 3033 SCIENCE PARK ROAD, SUITE 220, SAN DIEGO, CA 92121.

ANNUAL MEETING OF STOCKHOLDERS OF KURA ONCOLOGY, Inc. Annual Meeting of Stockholders of Kura Oncology, Inc.  Date: June 25, 2019 to be held on Tuesday, June 25, 2019   Time: 8:30 A.M. (Pacific Time)  Place: Offices of Kura Oncology, Inc. for Holders as of April 26, 2019     3033 Science Park Road, Suite 220  San Diego, California 92121    Please make your marks like this:    Use dark black pencil or pen only  The Board of Directors Recommends a Vote FOR the election of each  nominee for director listed below and FOR Proposal 2.   1: Election of two Class II directors for  three-year terms:  Directors  Recommend  For Withhold    For  For    01 Robert E. Hoffman   02 Thomas Malley   For Against Abstain   2: To ratify selection of Ernst & Young LLP as  For   our independent registered public accounting  firm for our fiscal year ending December 31,  2019.    Authorized Signatures - This section must be  completed for your Instructions to be executed.    Please Sign Here Please Date Above   Please Sign Here Please Date Above   Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all  persons should sign.Trustees, administrators, etc., should include title and authority. Corporations  should provide full name of corporation and title of authorized officer signing the proxy.    Please separate carefully at the perforation and return just this portion in the envelope provided.   This proxy is being solicited on behalf of the Board of Directors    VOTE BY:   INTERNET    TELEPHONE  Call  Go To   866-829-5219  www.proxypush.com/KURA   •  Use any touch-tone telephone. •  Cast your vote online. OR  •  Have your Proxy Card/Voting Instruction Form ready.  •  View Meeting Documents.  •  Follow the simple recorded instructions. MAIL   OR •  Mark, sign and date your Proxy Card/Voting Instruction Form.   •  Detach your Proxy Card/Voting Instruction Form.  •  Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided.  The undersigned hereby appoints Troy E. Wilson, Ph.D., J.D. and Marc Grasso, M.D. and each of them, as proxies  for the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to  vote all the shares of stock of Kura Oncology, Inc. which the undersigned is entitled to vote at the 2019 Annual  Meeting of Stockholders to be held on June 25, 2019 at 8:30 a.m. Pacific time at 3033 Science Park Road,  Suite 220, San Diego, California 92121 and at any adjournment thereof upon the matters specified and upon such  other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon  such proxies to vote in their best judgment on such other matters as may properly come before the meeting and  revoking any proxy previously given.   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS  GIVEN, SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR LISTED IN  PROPOSAL 1 AND “FOR” PROPOSAL 2.   All votes must be received by 8:30 A.M. Pacific Time on June 25, 2019.   PROXY TABULATOR FOR   KURA ONCOLOGY, INC.    P.O. BOX 8016  CARY, NC 27512-9903   Please separate carefully at the perforation and return just this portion in the envelope provided.    Proxy — Kura Oncology, Inc.  Annual Meeting of Stockholders  June 25, 2019, 8:30 a.m. (Pacific Time)  This Proxy is Solicited on Behalf of the Board of directors    The undersigned appoints Troy E. Wilson, Ph.D., J.D. and Marc Grasso, M.D.  (the “Named Proxies”) and each of them as proxies for the undersigned, with full  power of substitution, to vote the shares of common stock of Kura Oncology, Inc.,  a Delaware corporation (“the Company”), the undersigned is entitled to vote, and,  in their best judgment, to vote upon such other business as may properly come  before the Annual Meeting of Stockholders of the Company to be held at the  offices of Kura Oncology, Inc. 3033 Science Park Road, Suite 220, San Diego,  California 92121, on Tuesday, June 25, 2019 at 8:30 a.m. Pacific time and all  adjournments thereof.   The purpose of the Annual Meeting is to take action on the following:   1.  To elect the two Class II directors named in the proxy statement to serve for  three-year terms until the 2022 Annual Meeting of Stockholders.  2.  To ratify the selection by the Audit Committee of the Board of Directors of  Ernst & Young LLP as our independent registered public accounting firm for  our fiscal year ending December 31, 2019.  3.  To conduct any other business properly brought before the meeting. Our Board of Directors recommends a vote “FOR” all of the proposed  nominees for election to our Board of Directors and “FOR” Proposal 2.   This proxy, when properly executed, will be voted in the manner directed  herein. If no direction is made but the proxy card is signed, this proxy  will be voted “FOR” all nominees for director and “FOR” Proposal 2. In  their best judgment, the named Proxies are authorized to vote upon such  other matters that may properly come before the Annual Meeting or any  adjournment or postponement thereof.   You are encouraged to specify your choice by marking the appropriate box  (SEE REVERSE SIDE) but you need not mark any box if you wish to vote  in accordance with the Board of directors’ recommendation.The named  Proxies cannot vote your shares unless you sign and return this card.    To attend the meeting and vote your shares  in person, please mark this box.